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                                                                    EXHIBIT 10.4

                           NATURAL HEALTH TRENDS CORP.
                               STOCK OPTION GRANT

                               Option to Purchase

                             6,000,000 COMMON SHARES

                                  Presented To:

                            Capital Development S.A.
                              6, Bvd Georges-Favon
                                Case postale 5726
                                CH - 1211 Geneva 11

                                   Key Dates:
            July 24, 2002 - 2,000,000 options vest at $.01 per share July 24, 2003 - 2,000,000 options vest at $.015 per share July 24, 2004 - 2,000,000 options vest at $.02 per share
                        July 24, 2007 - Expiration Date

You may exercise your right to purchase all or any of the shares on or after the date on which such shares vest, but in any event, not later than the Expiration Date. Your exercise shall be effective when payment in full for the shares being purchased is actually received by the Company. The Company shall not be obligated to deliver any stock certificates unless and until there has been compliance with all requirements the Company may deem applicable. No exercise may occur after the Expiration Date. This option and all rights provided for herein shall be of no force or effect and no rights hereunder shall exist after the Expiration Date.

/s/ Mark D. Woodburn
----------------------
Mark D. Woodburn
President
July 24, 2002

           This is not a stock certificate or a negotiable instrument